Exhibit 99.3

Schedule II

Valuation and Qualifying Accounts

For the Years Ended December 31, 2011, 2010 and 2009

(In millions) Description	Balance at Beginning of Period	Assumed in Merger/ Acquisition Accounting Adjustment	Additions Charged to Costs and Expenses	Deductions(a)	Balance at End of Period
Allowance for doubtful accounts—UAL:
2011	$6	$—	$8	$7	$7
2010	14	—	4	12	6
2009	24	—	31	41	14

Allowance for doubtful accounts—United:
2011	$5	$—	$5	$5	$5
2010	14	—	3	12	5
2009	24	—	31	41	14

Allowance for doubtful accounts—Continental:
2011	$1	$—	$3	$2	$2
October 1 to December 31, 2010 (Successor Company)	5	(5)	1	—	1
January 1 to September 30, 2010 (Predecessor Company)	7	—	1	3	5
2009 (Predecessor Company)	7	—	7	7	7

Obsolescence allowance—spare parts—UAL:
2011	$64	$—	$31	$6	$89
2010	61	—	215	212	64
2009	48	—	55	42	61

Obsolescence allowance—spare parts—United:
2011	$61	$—	$16	$4	$73
2010	61	—	212	212	61
2009	48	—	55	42	61

Obsolescence allowance—spare parts—Continental:
2011	$3	$—	$15	$2	$16
October 1 to December 31, 2010 (Successor Company)	121	(121)	3	—	3
January 1 to September 30, 2010 (Predecessor Company)	113	—	9	1	121
2009 (Predecessor Company)	102	—	12	1	113

Valuation allowance for deferred tax assets—UAL:
2011	$4,171	$—	$333	$367	$4,137
2010	3,060	1,487	90	466	4,171
2009	2,886	—	190	16	3,060

Valuation allowance for deferred tax assets—United:
2011	$2,624	$—	$82	$92	$2,614
2010	2,977	—	30	383	2,624
2009	2,812	—	182	17	2,977

Valuation allowance for deferred tax assets—Continental:
2011	$1,384	$—	$289	$239	$1,434
October 1 to December 31, 2010 (Successor Company)	362	1,125	2	105	1,384
January 1 to September 30, 2010 (Predecessor Company)	563	—	—	201	362
2009 (Predecessor Company)	788	—	(225)	—	563

(a)	Deduction from reserve for purpose for which reserve was created.